Exhibit 23.5
Consent of Lakemont Group
October 15, 2009
Steadfast Secure Income REIT, Inc.
4343 Von Karman, Avenue, Suite 300
Newport Beach, California 92660
Re: Consent of Lakemont Group
Ladies and Gentlemen:
Anderson Harris, LLC, a Florida limited liability company doing business as “Lakemont Group” (“Lakemont Group”), hereby consents to the use in the registration statement on Form S-11 (333-160748), and any amendments thereto (the “Registration Statement”), by Steadfast Secure Income REIT, Inc. of research data and information provided by Lakemont Group included in the section entitled “Multifamily and Industrial Property Market Overview” and references to “Lakemont Group” therein. In giving such consent Lakemont Group does not admit that it comes within the category of persons whose consent is required under, nor does Lakemont Group admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.
ANDERSON HARRIS, LLC (d/b/a Lakemont Group)
By: /s/ Randy Anderson, as President
Name: Randy Anderson
Title: President